Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Municipal Value Fund, Inc.
811-05120


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes are as follows:

<c> Common shares

To approve a new investment
management agreement


   For
         90,253,159
   Against
           3,143,955
   Abstain
           3,040,199
   Broker Non-Votes
         31,115,910
      Total
       127,553,223


To approve a new sub-advisory
agreement


   For
         89,790,566
   Against
           3,415,727
   Abstain
           3,231,020
   Broker Non-Votes
         31,115,910
      Total
       127,553,223



Proxy materials are herein
incorporated by reference
to the SEC filing under
Conformed Submission Type
DEF 14A, accession number
0001193125-14-236561, on
June 16, 2014.